EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Empire Financial Holding Company on Form S-8 of our report, based on our audit, dated March 29, 2007, relating to the consolidated financial statements of Empire Financial Holding Company as of and for the year ended December 31, 2006, which report appears in the 2006 Annual Report on Form 10-KSB of Empire Financial Holding Company.

/S/ MILLER, ELLIN & COMPANY, LLP

Miller, Ellin & Company, LLP

October 3, 2007